UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2022
___________________________________
Arhaus, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-41009 (Commission File Number)	87-1729256 (I.R.S. Employer Identification Number)
51 E. Hines Hill Road, Boston Heights, Ohio
(Address of Principal Executive Offices)
44236
(Zip Code)
(440) 439-7700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	ARHS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Equity Award Grants
On August 2, 2022, the Compensation Committee (the "Committee") of the Board of Directors of Arhaus, Inc. (the “Company”) approved grants of performance stock units (“PSUs”) and restricted stock units (“RSUs”) under the Arhaus, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) to certain of the Company’s named executive officers and other key employees. Each of Dawn Phillipson, Chief Financial Officer, and Kathy Veltri, Chief Retail Officer, received 12,500 RSUs and a target award of 37,500 PSUs (the “PSU Target Award”).
The material terms of the RSUs and PSUs are set forth in a notice of award (the “Award Notice”), a form of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022.
RSUs
Each RSU represents a contingent right to receive one share of the Company’s Class A common stock upon vesting. The RSUs vest in one-third increments on each of the first, second and third anniversary of the date of grant, provided that the executive officer continues to serve the Company through the applicable vesting date (“Continuous Service”). If the executive officer’s Continuous Service terminates for any reason other than death, Disability or in connection with a Change in Control (as such terms are defined in the 2021 Plan), unless the Committee determines otherwise, all RSUs that are unvested at the time of such termination shall be forfeited and canceled immediately without consideration.
If the executive officer’s Continuous Service terminates due to death or Disability, any unvested RSUs will become fully vested.
If there is a Change in Control, unless otherwise determined by the Committee, any unvested RSUs that are not assumed or substituted with a substantially equivalent award by the successor corporation will become fully vested immediately prior to the Change in Control. If the executive officer’s Continuous Service is terminated without Cause (as defined in the 2021 Plan) within the sixty (60) days preceding or the twenty-four (24) months following the Change in Control, then any unvested RSUs shall vest upon the later of the date of the termination of Continuous Service and the date of the Change in Control.
PSUs
Each PSU represents a contingent right to receive one share of the Company’s Class A common stock. The number of PSUs earned will be based on the Company’s financial performance as measured against pre-established target goals for cumulative demand revenue and cumulative adjusted EBITDA (the “Performance Goals”) over the period beginning on January 1, 2022 and ending on December 31, 2024 (the “Performance Period”). PSUs will vest as of the end of the Performance Period (December 31, 2024) subject to the executive officer’s Continuous Service, but will not settle and payout until the number of PSUs earned is determined by the Committee. The executive officer may earn between 0% and 200% of the PSU Target Award based on the Company’s achievement of the Performance Goals.
If the executive officer’s Continuous Service terminates for any reason other than: (i) for Cause (as defined in the 2021 Plan); (ii) death; (iii) Disability; or (iv) in connection with a Change in Control, unless the Committee determines otherwise, all unvested PSUs shall be forfeited and canceled immediately without consideration.
If the executive officer’s Continuous Service terminates for Cause, the PSUs, whether or not vested, will be forfeited and canceled immediately without consideration.
If the executive officer’s Continuous Service terminates due to death prior to the end of the Performance Period, the PSUs will be earned and paid immediately based on the PSU Target Award. If the executive officer’s Continuous Service terminates due to death after the Performance Period, but prior to payout, the PSUs will be earned and paid based on the Company’s achievement of the Performance Goals as if the executive officer's Continuous Service had not terminated.
If the executive officer’s Continuous Service terminates due to Disability, the PSUs will be earned and paid based on the Company’s achievement of the Performance Goals as if the executive officer's Continuous Service had not terminated.

If there is a Change in Control, unless otherwise determined by the Committee, unvested PSUs that are not assumed or substituted with a substantially equivalent award by the successor corporation will be earned and paid immediately prior to the Change in Control based on the greater of: (i) target or (ii) the level of attainment of Performance Goals at the time of the Change in Control as determined by the Committee in good faith.
If the executive officer’s Continuous Service is terminated without Cause (as defined in the 2021 Plan) within the sixty (60) days preceding or the twenty-four (24) months following the Change in Control, unvested PSUs will be earned and paid based on the greater of: (i) target or (ii) the level of attainment of Performance Goals at the conclusion of the Performance Period as determined by the Committee in good faith.
The foregoing description of the terms of the Award Notice is not complete and is qualified in its entirety by reference to the complete text of the Award Notice, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022.

Exhibit No.	Description
104	Cover Page with Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th day of August, 2022.

ARHAUS, INC.

By:	/s/ Dawn Phillipson
Name:	Dawn Phillipson
Title:	Chief Financial Officer